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                                                                    Exhibit 23.3



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement No. 333-55988 on Form S-3 of Corel Corporation of our report dated January 26, 2001, except for Note 17, which is as of September 5, 2001, relating to the financial statements, which appears in Corel's Annual Report on Form 10-K/A for the year ended November 30, 2000. We also consent to the incorporation by reference of our report dated January 26, 2001, except for Note 17, which is as of September 5, 2001, relating to the financial statement schedule, which appears on such Form 10-K/A. We further consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Chartered Accountants


Ottawa, Canada
October 1, 2001